                                                                    EXHIBIT 99.1


                              BRISTOL HOTEL COMPANY

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                   AS OF MARCH 31, 1998 AND DECEMBER 31, 1997
                             (Dollars in Thousands)

                                                                                    March 31,     December 31,
                                                                                      1998            1997
                                                                                   ----------     ------------
                                         ASSETS                                    (Unaudited)
Current assets
    Cash and cash equivalents ...................................................  $   79,649     $   86,167
    Accounts receivable, net ....................................................      36,407         31,305
    Inventory ...................................................................       8,393          8,286
    Deposits and other current assets ...........................................      10,673          9,298
                                                                                   ----------     ----------
               Total current assets .............................................     135,122        135,056

Property and equipment (net of accumulated depreciation
   of $88,356 and $76,172, respectively) ........................................   1,468,407      1,439,167

Other assets
    Restricted cash .............................................................       8,670          9,283
    Investments in joint ventures, net ..........................................      12,659         12,396
    Goodwill (net of accumulated amortization of $1,226
       and $891, respectively) ..................................................      52,394         52,773
    Deferred charges and other non-current assets, net ..........................      15,915         17,963
                                                                                   ----------     ----------

               Total assets .....................................................  $1,693,167     $1,666,638
                                                                                   ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt ...........................................  $    8,025     $    8,455
    Accounts payable and accrued expenses .......................................      45,957         29,852
    Accrued property, sales and use taxes .......................................      13,230         15,911
    Accrued insurance reserves ..................................................      10,773          9,530
                                                                                   ----------     ----------
               Total current liabilities ........................................      77,985         63,748

Long-term debt, excluding current portion .......................................     706,865        708,864
Deferred income taxes ...........................................................     243,751        242,530
Other liabilities ...............................................................       2,693          2,702
                                                                                   ----------     ----------
               Total liabilities ................................................   1,031,294      1,017,844
                                                                                   ----------     ----------

Common stock ($.01 par value; 150,000,000 shares authorized, 45,734,472 shares issued, and 43,804,901 and 43,641,401 shares outstanding at March 31, 1998
   and December 31, 1997, respectively) .........................................         438            436
Additional paid-in capital ......................................................     608,529        606,935
Cumulative translation adjustment ...............................................         406            286
Retained earnings ...............................................................      52,500         41,137
                                                                                   ----------     ----------
               Total stockholders' equity .......................................     661,873        648,794
                                                                                   ----------     ----------

               Total liabilities and stockholders' equity .......................  $1,693,167     $1,666,638
                                                                                   ==========     ==========


         The accompanying notes are an integral part of these condensed consolidated financial statements.

                              BRISTOL HOTEL COMPANY

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
               (Unaudited, in thousands except per share amounts)



                                                                                          March 31,
                                                                                ------------------------------
                                                                                    1998              1997
                                                                                ------------      ------------
REVENUE
    Rooms ....................................................................  $    120,372      $     41,731
    Food and beverage ........................................................        28,050            12,475
    Management fees ..........................................................         1,516                85
    Other ....................................................................         8,864             3,970
                                                                                ------------      ------------
               Total revenue .................................................       158,802            58,261
                                                                                ------------      ------------

OPERATING COSTS AND EXPENSES
    Departmental expenses:
        Rooms ................................................................        33,424             9,888
        Food and beverage ....................................................        21,239             8,409
        Other ................................................................         2,455             1,207
    Undistributed operating expenses:
        Administrative and general ...........................................        15,737             5,116
        Marketing ............................................................        11,380             3,838
        Property occupancy costs .............................................        24,474             8,326
        Depreciation and amortization ........................................        12,906             5,164
        Corporate expense ....................................................         6,290             3,012
                                                                                ------------      ------------
Operating income .............................................................        30,897            13,301

Other (income) expense:
    Interest expense .........................................................        12,513             6,278
    Equity in income of joint ventures .......................................          (554)             --
                                                                                ------------      ------------
Income before income taxes ...................................................        18,938             7,023

Income taxes .................................................................         7,576             2,613
                                                                                ------------      ------------

Net income ...................................................................  $     11,362      $      4,410
                                                                                ============      ============

Earnings per common and common equivalent share:
    Net income:
        Basic ................................................................  $       0.26      $       0.18
        Diluted ..............................................................  $       0.26      $       0.17

Weighted average number of common and common equivalent shares outstanding:
        Basic ................................................................    43,718,751        24,848,760
        Diluted ..............................................................    44,535,273        25,796,808




        The accompanying notes are an integral part of these condensed consolidated financial statements.

                              BRISTOL HOTEL COMPANY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                           (Unaudited, in thousands)


                                                                                                                March 31,
                                                                                                          ----------------------
                                                                                                            1998          1997
                                                                                                          --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income ......................................................................................     $ 11,362      $  4,410
    Adjustment to reconcile net income to net cash
       provided by operating activities:
        Depreciation and amortization ...............................................................       12,906         5,164
        Amortization of deferred financing costs ....................................................        1,257           528
        Equity in earnings of joint ventures ........................................................         (554)         --
        Non-cash portion of foreign currency translation ............................................          120          --
        Compensation expense recognized for employee stock options ..................................           73            64
    Changes in working capital ......................................................................        7,413        (3,628)
    Increase in advance deposits ....................................................................          714           286
    (Increase) decrease in restricted cash ..........................................................          613          (190)
    Deferred income taxes provision .................................................................        1,221           624
    Distribution from joint ventures ................................................................          175          --
    Decrease in other liabilities ...................................................................           (9)       (1,062)
                                                                                                          --------      --------

               Cash provided by operating activities ................................................       35,291         6,196
                                                                                                          --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Improvements to property and equipment ..........................................................      (40,820)       (6,156)
    Purchase of property and equipment ..............................................................         --         (35,000)
                                                                                                          --------      --------


               Cash used in investing activities ....................................................      (40,820)      (41,156)
                                                                                                          --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments of long-term debt ....................................................................       (2,429)       (1,665)
    Proceeds from senior term facility ..............................................................         --          41,200
    Proceeds from exercise of employee stock options ................................................        1,523          --
    Increase in deferred charges and other non-current assets .......................................          (83)       (3,262)
                                                                                                          --------      --------

               Cash provided by (used in) financing activities ......................................         (989)       36,273
                                                                                                          --------      --------

Net increase (decrease) in cash and cash equivalents ................................................       (6,518)        1,313

Cash and cash equivalents at beginning of period ....................................................       86,167         4,666
                                                                                                          --------      --------

Cash and cash equivalents at end of period ..........................................................     $ 79,649      $  5,979
                                                                                                          ========      ========



         The accompanying notes are an integral part of these condensed consolidated financial statements.

                              BRISTOL HOTEL COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


1.       BASIS OF PRESENTATION

         Bristol Hotel Company (the "Company" or "Bristol") is a Delaware corporation which was incorporated in November 1994 and began operations after the acquisitions of Harvey Hotel Company, Ltd. and its subsidiaries and United Inns, Inc. At March 31, 1998, the Company owned 86 hotels and managed 15 additional hotels, two of which are owned by joint ventures in which the Company owns a 50% interest. The properties, which contain approximately 28,800 rooms, are located in 22 states, the District of Columbia and Canada. The Company acquired the ownership and/or management of 60 of these properties on April 28, 1997 (the "Holiday Inn Acquisition").

         The condensed consolidated balance sheet at December 31, 1997 has been derived from the audited balance sheet at that date. The condensed consolidated balance sheet at March 31, 1998, the condensed consolidated statements of income for the three months ended March 31, 1998 and 1997, and the condensed consolidated statements of cash flow for the three months ended March 31, 1998 and 1997 have been prepared by the Company and are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly, in all material respects, the financial position of the Company as of March 31, 1998, and the results of operations and cash flows for the three months ended March 31, 1998 and 1997 have been made. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2.       SUBSEQUENT EVENTS

         On April 21, 1998, the Company acquired the 187-room Sheraton Four Points Hotel in Leominster, Massachusetts for $9.0 million. The purchase price was funded with borrowings from the FelCor Facility (as described below).

         On April 30, 1998 the Company acquired 20 midwestern hotels (the "Omaha Acquisition"). The total consideration for these assets was $40 million of assumed debt (of which $24.9 million was paid off at closing), $20 million in cash and 1.43 million shares of the Company's common stock. The portfolio consists of nine full-service Holiday Inns, five Holiday Inn Express hotels, five Hampton Inns and one Homewood Suites, with locations in Omaha, Nebraska; Moline, Illinois; Davenport, Iowa; central Kansas and Midland/Odessa, Texas. The Company funded the cash portion of the purchase price and the $24.9 million of debt prepayments with borrowings under the FelCor Facility (as described below).

         On April 21, 1998, the Company entered into an interim credit facility with FelCor Suite Hotels, Inc. ("FelCor") pursuant to which the Company can borrow up to $120 million to fund acquisitions and redevelopment costs and for other corporate purposes (the "FelCor Facility"). The FelCor Facility bears interest at a rate of LIBOR plus 2% and will mature on December 31, 2003.

         On May 11, 1998, the Company refinanced its existing $455 million loan from Nomura Asset Capital Corporation and Bankers Trust Company with a new $455 million loan from Bankers Trust Company (the "BT Loan"). The BT Loan is secured by a pledge of stock in the subsidiaries of the Company, bears interest at LIBOR plus 1-3/4% and will mature on May 11, 2001. The Company incurred approximately $34 million in yield maintenance costs and prepayment penalties related to the payoff of the existing facility, which, along with approximately $6.8 million of deferred financing charges, will be recognized as an extraordinary loss in the second quarter of 1998.

                              BRISTOL HOTEL COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


3.       PROPOSED MERGER WITH FELCOR SUITE HOTELS, INC.

         On March 24, 1998, the Company announced a proposed merger with FelCor, subject to approval by shareholders of both companies. Under the terms of the proposed merger (the "FelCor Merger"), Felcor will acquire the real estate holdings and assume the associated debt of the Company in return for 31.7 million shares of newly issued FelCor stock. Prior to the FelCor Merger, the Company will spin-off, as a taxable dividend, its hotel operating business as a separate publicly traded hotel operating company to be known as Bristol Hotels & Resorts ("New Bristol"). The spin-off will be followed by the merger of Bristol into Felcor, with Felcor acquiring all of Bristol's remaining assets, including its 110 owned hotels (giving effect to acquisitions closed subsequent to quarter end).

         Each of the Company's hotels acquired by FelCor in the merger will be leased to and operated by New Bristol. The merged company, which will be renamed FelCor Lodging Trust, Ltd., will be the largest non-paired share lodging REIT and New Bristol will be the largest independent hotel operating company in the U.S. The two companies will be separately owned and managed, but are expected to work together in the acquisition and leasing of additional hotels.

         In the spin-off, Bristol stockholders will receive one common share of New Bristol for every two of their existing Bristol common shares. In the merger, Bristol stockholders will receive 0.685 FelCor common shares for each of their existing Bristol common shares. FelCor stockholders will continue to hold their current FelCor common shares. As a result of these transactions, existing Bristol stockholders will own all of New Bristol's equity and 44% of FelCor's outstanding common equity. The spin-off will be taxable to Bristol and its stockholders, while the merger will be tax-free.

         The following unaudited pro forma statements of income of New Bristol give effect to Bristol's contribution of its hotel operating business to New Bristol, the Holiday Inn Acquisition, the spin-off, the merger and the Omaha Acquisition as if each event had occurred on January 1 of the periods presented. The pro forma statements of income are presented for illustrative purposes only and do not purport to be indicative of the results that would have actually been obtained had such transactions been completed for the periods presented or that may be obtained in the future.

                              BRISTOL HOTEL COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


3.        PROPOSED MERGER WITH FELCOR SUITE HOTELS, INC.  (CONTINUED)

                                                                 Pro Forma for the Three
                                                                  Months Ended March 31,
                                                                    1998         1997
                                                                 ----------   ----------
                                                                (unaudited, in thousands
                                                                except per share amounts)
                                                                -------------------------
          Total revenue .......................................  $  170,410   $  160,448

          Departmental expenses ...............................      62,206       60,240
          Undistributed operating expenses (including tenant
             lease expense) ...................................     105,457       97,562
                                                                 ----------   ----------

          Operating income ....................................       2,747        2,646

          Interest expense ....................................         205          205
                                                                 ----------   ----------

          Income before income taxes ..........................       2,542        2,441

          Income taxes ........................................       1,017          974
                                                                 ----------   ----------

          Net income ..........................................  $    1,525   $    1,467
                                                                 ==========   ==========

          Earnings per common and common
             equivalent share .................................    $   0.09     $   0.10
                                                                 ==========   ==========

          Weighted average number of common and
             common equivalent shares outstanding .............  17,565,343   15,101,288
                                                                 ==========   ==========


4.        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

         The following unaudited pro forma statement of income gives effect to the Holiday Inn Acquisition and related debt refinancings as if each event had occurred on January 1, 1997. The pro forma statement of income is presented for illustrative purposes only and does not purport to be indicative of the results that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented or that may be obtained in the future. This pro forma statement of income is used for comparison to the actual operating results for the three months ended March 31, 1998 in "Management's Discussion and Analysis of Results of Operations and Financial Condition."

                              BRISTOL HOTEL COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


4.        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (CONTINUED)

                                                        Pro Forma for the
                                                        Three Months Ended
                                                           March 31, 1997
                                                         -----------------
                                                     (unaudited, in thousands
                                                     except per share amounts)
Total revenue ............................................   $   148,684

Departmental expenses ....................................        55,152
Undistributed operating expenses .........................        66,074
                                                             -----------

Operating income .........................................        27,458

Other (income) expenses:
  Interest expense .......................................        14,809
  Equity in income of joint ventures .....................          (339)
                                                             -----------

Income before income taxes ...............................        12,988

Income taxes .............................................         5,012
                                                             -----------

Net income ...............................................   $     7,976
                                                             ===========

Earnings per common and common
   equivalent share ......................................   $      0.20
                                                             ===========

Weighted average number of common and
   common equivalent shares outstanding ..................    39,838,770
                                                             ===========


     NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

             A. Bristol acquired the Allerton Hotel in Chicago (the "Allerton") on January 31, 1997. There were no adjustments made to the pro forma condensed consolidated statement of income for this property. Results of operations for this property are included from the acquisition date.